EXHIBIT 10.14

AMENDMENT TO THE EQUIPMENT LEASE AGREEMENT

This Amendment, hereinafter referred to as “Amendment” is made and entered into effective as of this the 17th day of December 2003, to that certain Equipment Lease Agreement and, together herein referred to as “Agreement”, which was made and entered into on or about the 9 April, 2003, between Mitcham Industries, Inc., a Texas Corporation “MITCHAM”, and Sercel, Inc. with its principal place of business at Houston, Texas, U.S.A. (Sercel).

     Sercel and MITCHAM have entered into the Agreement of which the term is 31 December 2003;

     Sercel and MITCHAM are now willing to renew their relationship under the following terms and conditions:

W I T N E S S E T H :

     NOW, THEREFORE, in consideration of the premises and the mutual promises and undertakings set forth below and intending to be legally bound hereby, the parties agree as follows:

1.	Both parties mutually agree to extend the Agreement for an additional year from January 1st to December 31, 2004. Any further renewal may only be agreed upon between the Parties through written agreement signed by both Parties.

2.	Except, as specifically mentioned herein, all other Terms and Conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF MITCHAM and Sercel each has caused this Amendment to be executed and effective as of the date first written above.

For and on behalf of Sercel:		For and on behalf of Mitcham Industries, Inc.

By:	/s/ Mark Farine	By:	/s/ Billy F. Mitcham, Jr.

Printed Name:	Mark Farine	Printed Name:	Billy F. Mitcham, Jr.

Title:	Vice President of Sales	Title:	President — CEO

Date:	31 Dec. 2003	Date:	Dec. 31, 2003